EXHIBIT 10.2
TRUEBLUE, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
As Amended and Restated on May 11, 2023

1. Purpose of the Plan. The TrueBlue, Inc. 2010 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby eligible employees of TrueBlue, Inc. (the “Company”) and its Subsidiaries will have an opportunity to purchase shares of the common stock of the Company. The Company believes that employee participation in the ownership of the Company is of benefit to both the employees and the Company. The Company intends to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner that is consistent with the requirements of that Section of the Code.

2. Definitions.

2.1.“Account” means the funds that are accumulated with respect to each individual Participant as a result of payroll deductions for the purpose of purchasing Shares under the Plan. The funds that are allocated to a Participant’s Account shall at all times remain the property of that Participant, but such funds may be commingled with the general funds of the Company.

2.2.“Base Pay” means an employee’s regular straight time salary or earnings plus any overtime, bonus, incentive compensation, or commission.

2.3.“Board” means the Board of Directors of the Company.

2.4.“Business Day” means a day that the New York Stock Exchange, or other designated exchange, is open for trading.

2.5.“Code” means the Internal Revenue Code of 1986, as amended.

2.6.“Commencement Date” means the date on which a particular Offering Period begins (i.e., January 1, February 1, etc.).

2.7.“Committee” means any committee or officer(s) of the Company to which or to whom the Board has delegated any or all of its authority and obligations under this Plan pursuant to Section 21.1. To the extent the Board reserves authority to itself with respect to certain powers under this Plan, or if no Committee has been established, references to Committee shall be construed to mean the Board.

2.8.“Ending Date” means the date on which the particular Offering Period concludes (i.e., January 31, February 28, etc.).

2.9.“ESPP Broker” means a qualified stock brokerage or other financial services firm that has been designated by the Company to establish Accounts for Shares purchased under the Plan by Participants.

2.10.“Fair Market Value” of a Share as of a particular date means (1) if the Shares are listed on a national securities exchange, the closing or last price of a Share on the composite tape or other comparable reporting system for the applicable date, or if the applicable date is not a Business Day, the Business Day immediately preceding the applicable date, or (2) if the Shares are not then listed on a national securities exchange, or the value of such shares is not otherwise determinable, such value as determined by the Committee in good faith in its sole discretion (but in any event not less than fair market value within the meaning of Section 409A of the Code).

EXHIBIT 10.2

2.11.“Holding Period” means the holding period that is set forth in Section 423(a) of the Code, which, as of the date that the Board adopted this Plan, is the later of (1) the two-year period after the Commencement Date and (2) the one-year period after transfer to a Participant of any Shares under the Plan.

2.12.“Offering Period” means any one of the consecutive one- to three-month periods for the purchase and sale of Shares under the Plan. Each one of the Offering Periods may be referred to as an “Offering.”

2.13.“Participant” means an employee who, pursuant to Section 3, is eligible to participate in the Plan and has complied with the requirements of Section 7.

2.14.“Shares” means shares of the Company’s common stock, no par value per share, which will be sold to Participants under the Plan.

2.15.“Subsidiaries” means any present or future domestic or foreign corporation that: (1) would be a “subsidiary corporation” of the Company as that term is defined in Section 424 of the Code, and (2) whose employees have been designated by the Committee to be eligible, subject to Section 3, to be Participants under the Plan. The Subsidiaries currently designated by the Committee as eligible to participate are set forth on Attachment A hereto.

2.16.“Withdrawal Notice” means a notice in a form designated by the Company that a Participant who wishes to withdraw from the Plan must submit to the Company in the manner set forth in Section 13.

3. Employees Eligible to Participate.

3.1. Domestic Employees. Any regular employee of the Company or any of its Subsidiaries is eligible to participate in the Plan except any employee who: (a) is not in the employ of the Company or any of its Subsidiaries on a Commencement Date, (b) has not been so employed for at least six consecutive months prior to the Commencement Date, (c) has not been paid for an average of at least twenty hours per week during such employment, and (d) is typically employed for less than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2).

3.2. Foreign Employees. In order to facilitate participation in the Plan, the Committee may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

4. Offering Periods. The Plan shall consist of Offering Periods, as determined by the Committee.

EXHIBIT 10.2

5. Price. The purchase price per share shall be the lesser of (1) 85% of the Fair Market Value of the Shares on the Commencement Date of an Offering Period; or (2) 85% of the Fair Market Value of the Shares on the Ending Date of an Offering Period.

6. Number of Shares Offered Under the Plan. The maximum number of Shares that will be offered under the Plan is 2,000,000. If, on any date, the total number of Shares for which purchase rights are to be granted pursuant to Section 9 exceeds the number of Shares then available under this Section 6 after deduction of all Shares (a) that have been purchased under the Plan and (b) for which rights to purchase are then outstanding, the Company shall make a pro-rata allocation of the Shares that remain available in as nearly a uniform manner as shall be practicable and as it shall determine, in its sole judgment, to be equitable. In such event, the number of Shares each Participant may purchase shall be reduced and the Company shall give to each Participant a written notice of such reduction.

7. Participation. An eligible employee may become a Participant by completing the enrollment process as designated by the Company prior to the Commencement Date of the Offering to which it relates. Participation in one Offering under the Plan shall neither limit, nor require, participation in any other Offering, but a Participant shall remain enrolled in the Plan until the Participant withdraws from the Plan pursuant to Section 13 hereof, or his or her employment is terminated with the Company or one of its Subsidiaries.

8. Payroll Deductions.

8.1. At the time the enrollment process is completed and for so long as a Participant participates in the Plan, each Participant shall authorize the Company to make payroll deductions of a whole percentage (not partial or fractional) of Base Pay; provided, however, that no payroll deduction shall be less than two percent or exceed 10 percent of Base Pay. The amount of the minimum percentage deduction may be adjusted by the Committee from time to time; provided, however, that a Participant’s existing rights under any Offering that has already commenced may not be adversely affected thereby.

8.2. Each Participant’s payroll deductions shall be credited to that Participant’s Account. A Participant may not make a separate cash payment into such Account nor may payment for Shares be made from other than the Participant’s Account.

8.3. A Participant’s payroll deductions shall begin on or following the Commencement Date and shall continue until the termination of the Plan unless the Participant elects to withdraw pursuant to Section 13 or changes his or her contribution percentage prior to the Commencement Date for a subsequent Offering.

8.4. A Participant may discontinue participation in the Plan as provided in Section 13, but no other change may be made during an Offering and, specifically, a Participant may not alter the amount or rate of payroll deductions during an Offering.
    9. Granting of Right to Purchase. On the Commencement Date, the Plan shall be deemed to have granted automatically to each Participant a right to purchase as many Shares (including fractional Shares) as may be purchased with such Participant’s Account on the corresponding Ending Date.
    10. Purchase of Shares. On each Ending Date, each Participant’s accumulated payroll deductions and any funds remaining from any prior Offering Period will be applied to the purchase of whole or fractional Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. Any

EXHIBIT 10.2
fractional Shares or cash in lieu of fractional Shares remaining after the purchase of full Shares upon exercise of the purchase right will be credited to such Participant’s account and carried forward and applied toward the purchase of full Shares for the next following Offering Period, subject to the terms of the Plan.

11. Participant’s Rights as a Shareholder. No Participant shall have any rights of a shareholder with respect to any Shares until the Shares have been purchased in accordance with Section 10 and issued by the Company.

12. Evidence of Ownership of Shares.

12.1. Promptly following the Ending Date of each Offering, the Shares that are purchased by each Participant shall be deposited into an account that is established in the Participant’s name with the ESPP Broker.

12.2. A Participant may direct, by written notice to the ESPP Broker prior to the Ending Date of the pertinent Offering, that the ESPP Broker account be established in the names of the Participant and one such other person as may be designated by the Participant as joint tenants with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

12.3. A Participant shall be free to undertake a disposition, as that term is defined in Section 424(c) of the Code (which generally includes any sale, exchange, gift, or transfer of legal title), of Shares in the Participant’s ESPP Broker account at any time, whether by sale, exchange, gift, or other transfer of title. Subject to Section 12.4 below, in the absence of such a disposition of the Shares, however, the Shares must remain in the Participant’s account at the ESPP Broker until the Holding Period has been satisfied. With respect to Shares for which the Holding Period has been satisfied, a Participant may move such Shares to an account at another brokerage firm of the Participant’s choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

12.4. A Participant who is not subject to United States taxation may, at any time and without regard to the Holding Period, move his or her Shares to an account at another brokerage firm of the Participant’s choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

13. Withdrawal and Suspension.

13.1. A Participant may withdraw from an Offering by delivering a withdrawal notice to the Company at any time before the first day of the last month of the Offering Period or other date designated by the Company. Upon withdrawal, the amount in the Participant’s account will be refunded as soon as practicable. A Participant’s withdrawal will become effective on the Commencement Date of the next Offering Period following withdrawal. After such withdrawal, the Company shall refund the Participant’s entire Account as soon as practicable.
13.2. A Participant who has previously withdrawn from the Plan may re-enter by complying with the requirements of Section 7. Upon compliance with such requirements, an employee’s re-entry into the Plan will become effective on the Commencement Date of the next Offering following the date the Participant complies with Section 7 with respect to the re-entry.

13.3. A Participant may suspend participation in an Offering at any time before the first day of the last month of the Offering Period or other date designated by the Company by reducing his or her payroll deduction percentage election to 0% for the remainder of the Offering Period. In such a case, the amount accumulated in the Participant’s account prior to the

EXHIBIT 10.2
suspension is not refunded, but is used to purchase shares as described above. A Participant who has withdrawn from or suspended participation in an Offering may not again participate in the Purchase Plan until the Participant complies with the terms of Section 7 above.

14. Carryover of Account. At the conclusion of each Offering, the Company shall automatically re-enroll each Participant in the next Offering, and the balance of each Participant’s Account shall be used to purchase Shares in the subsequent Offering, unless the Participant has advised the Company otherwise in writing, or as set forth in Section 20 or 23, in which case the Company shall refund to the Participant the funds that remain in the Participant’s Account as soon as practicable thereafter.

15. Interest. No interest shall be paid or allowed on a Participant’s Account.

16. Rights Not Transferable. No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber such Participant’s Account or any rights to purchase or to receive Shares under the Plan other than by will or the laws of descent and distribution, and such rights and interests shall not be liable for, or subject to, a Participant’s debts, contracts, or liabilities. If a Participant purports to make a transfer, or a third party makes a claim in respect of a Participant’s rights or interests, whether by garnishment, levy, attachment, or otherwise, such purported transfer or claim shall be treated as a withdrawal election under Section 13.

17. Termination of Employment. As soon as practicable upon termination of a Participant’s employment with the Company for any reason whatsoever, including but not limited to death or retirement, the Participant’s Account shall be refunded to the Participant or the Participant’s estate, as applicable.

18. Amendment or Discontinuance of the Plan.

18.1. The Committee shall have the right to amend or modify the Plan at any time without notice, except to the extent the Board has reserved such authority to itself with respect to any aspect of the Plan, and the Board shall have the right to amend, modify, or terminate the Plan at any time without notice, provided that (i) subject to Sections 19 and 23.1(b), no Participant’s existing rights under any Offering that is in progress may be adversely affected thereby, and (ii) subject to Section 19, in the event that the Board or the Committee desires to retain the favorable tax treatment under Sections 421 and 423 of the Code, no such amendment of the Plan shall increase the number of Shares that were reserved for issuance hereunder unless the Company’s shareholders approve such an increase.

18.2. Without shareholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Committee shall be entitled to change the Offering Periods, establish subplans with differing offering periods, change or alter the participating Subsidiaries, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Base Pay, and establish such other limitations or procedures as the Committee determines in its sole discretion to be advisable.

19. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of Shares, merger, consolidation, offerings of rights, or any other change in the capital structure of the Company, the Committee shall make whatever

EXHIBIT 10.2
adjustments are appropriate in the number, kind, and the price of the Shares that are available for purchase under the Plan, and in the number of Shares that a Participant is entitled to purchase.

20. Share Ownership. Notwithstanding anything herein to the contrary:

20.1. No Participant shall be permitted to subscribe for any Shares under the Plan if such Participant, immediately after such subscription, owns Shares that account for (including all Shares that may be purchased under outstanding subscriptions under the Plan) five percent or more of the total combined voting power or value of all classes of Shares of the Company or its Subsidiaries. For the foregoing purposes the rules of Section 424(d) of the Code shall apply in determining share ownership;

20.2. No Participant shall be allowed to subscribe for any Shares under the Plan that permit such Participant’s rights to purchase Shares under all “employee stock purchase plans” of the Company and its Subsidiaries to accrue at a rate that exceeds $25,000 of the Fair Market Value of such Shares for each calendar year in which such right to subscribe is outstanding at any time. For purposes of this Section 20, the Fair Market Value of Shares shall be determined in each case as of the Commencement Date of the Offering in which such Shares are purchased. The Company shall refund as soon as practicable any contributions by a Participant that exceed the limit set forth in the preceding sentence; and

20.3. No Participant shall be allowed to subscribe for any Shares under the Plan that permit such Participant’s rights to purchase Shares under all “employee stock purchase plans” of the Company and its Subsidiaries to accrue at a rate that exceeds 2,500 shares in any one Offering Period.

21. Administration.

21.1. The Plan shall be administered by the Board. The Board may delegate any or all of its authority and obligations under this Plan to such committee or committees (including without limitation, a committee of the Board) or officer(s) of the Company as it may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board.

21.2. The Committee shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons claiming under or through any Participant. The Committee may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, an ESPP Broker.

22. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the Company from time to time for the receipt thereof, and, in the absence of such a designation, the Company’s Human Resources Department, Attention: ESPP Administration shall be authorized to receive such notices.

23. Termination of the Plan.

EXHIBIT 10.2
23.1. This Plan shall terminate at the earliest of the following:

(a) The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a Participant to carry out the right to purchase, and to purchase at the purchase price set forth in Section 5, the number of Shares (including fractional Shares) that may be purchased with that Participant’s Account. In such an event, the Company shall refund to the Participant the funds that remain in the Participant’s Account after such purchase;

(b) The date the Board acts to terminate the Plan in accordance with Section 18 above; or

(c) The date when all of the Shares that were reserved for issuance hereunder have been purchased.

23.2 Upon termination of the Plan, the Company shall refund to each Participant the balance of each Participant’s Account.

24. Limitations on Sale of Shares Purchased Under the Plan. The Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any employee’s affairs. An employee, therefore, may sell Shares that are purchased under the Plan at any time, subject to compliance with any applicable federal or state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

25. Governmental Regulation. The Company’s obligation to sell and deliver Shares under this Plan is subject to any governmental approval that is required in connection with the authorization, issuance, or sale of such Shares.

26. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company’s right to terminate, or otherwise modify, an employee’s employment at any time.

27. Governing Law. The laws of the state of Washington shall govern all matters that relate to this Plan except to the extent it is superseded by the laws of the United States.

EXHIBIT 10.2
Attachment A

TRUEBLUE, INC.
2010 EMPLOYEE STOCK PURCHASE PLAN
Eligible Subsidiaries
Effective May 11, 2023

In addition to the employees of TrueBlue, Inc., the employees of any present or future domestic TrueBlue, Inc. subsidiaries are eligible to participate in the Plan: